Exhibit 99.1

PRESS RELEASE

Synthesis Energy Systems Announces Cooperation Framework Agreement for

Coal to Ammonia for Fertilizer Market in China

Total Addressable Market of 3,500 Older-Generation Gasifiers

HOUSTON, TEXAS – April 5, 2012 – Synthesis Energy Systems, Inc. (Nasdaq: SYMX)(“SES”) today announced that it has entered into a Cooperation Framework Agreement for Coal to Ammonia for the Fertilizer Market in China (“Agreement”) with Beijing Zhonghuan Engineering & Project Management Co., Ltd. (“ZEP”).

Under terms of the agreement, SES and ZEP will jointly explore undertaking a nitrogenous fertilizer retrofit project using SES’ U-GAS® gasification technology, with the goal of developing it into a demonstration project. If the results of this undertaking are successful, SES and ZEP intend to establish an exclusive cooperation based upon retrofitting many of the existing ammonia projects in the nitrogenous fertilizer industry in China with SES gasification technology, combined with ZEP engineering and project management. Today, China’s ammonia production for fertilizers relies heavily upon a large number of projects utilizing outdated coal-conversion technologies that require expensive coals such as anthracite, and a process that results in significant environmental damage. The parties are developing a turnkey solution that includes integrated design, equipment, technology, and installation packages for refueling these projects to low cost, lower quality coals through utilizing SES’ gasification technology, which is much more environmentally benign, and are simultaneously identifying and developing the initial customer opportunities for the cooperation.

Robert Rigdon, President and CEO of SES, stated, “This agreement is a significant step forward in our efforts to establish a business line for China’s ammonia industry that can deliver recurring revenue to SES through the sale of equipment and technology packages based upon a fully engineered solution delivered on a turnkey basis. This is a ‘capital-lite’ approach to commercializing our technology in an important business segment with a well-defined and large target market. We believe we can add significant near-term value for our customers by lowering their operating fuel costs and improving their environmental footprint at the same time. Through our planned China centric business platform, we intend to enter into similar agreements with partners who address other key verticals, such as steel, coal to chemicals and coal to fuels, as well as the production of synthetic natural gas.”

Mr. Rigdon continued, “I am delighted that we and ZEP will be working together to provide fully engineered technology and equipment retrofit solution packages based upon SES’ U-GAS® gasification technologies and ZEP’s engineering capabilities, positioning our technology to be the technology of choice for the coal to ammonia segment of China’s huge fertilizer industry. ZEP is a large, highly regarded engineering firm in China and we could not have a better partner to help us achieve our ambitious objectives.”

“China is the world’s largest producer of ammonia, with annual production of approximately 60 million tons, according to a report from the Chinese government for the 12th Five-Year Plan for National Economic and Social Development. There are 472 nitrogenous fertilizer companies in China operating approximately 3,500 inefficient atmospheric fixed bed intermittent gasifiers that require some of the most expensive coal available, have significant limitations in terms of resources and energy, have a large environmental impact, and have production costs that are especially high,” commented, Yu Yiyao, Vice Chairman of ZEP. “We have studied the application of SES’ technology in this industry and estimate that one SES gasification system has the capability to retrofit five of the old-generation systems, offering a large available market of approximately 700 units for our packaged solution. We believe SES’ U-GAS® gasification technology is ideally suited for retrofitting the existing plants with the atmospheric fixed bed intermittent gasifiers, as this would result in significant cost savings and lower energy consumption while reducing the environmental impact. Consequently, we expect our joint retrofit solutions can be competitively priced for potential widespread adoption by the industry. We look forward to working with our colleagues at SES to establish U-GAS® as the technology of choice for China’s nitrogenous fertilizer industry in terms of the feedstock ‘transformation.”

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES and SRS, visit www.synthesisenergy.com or call (713) 579-0600.

About ZEP

ZEP is a leader in China in the areas of engineering consultation, engineering design, project management contracting and general engineering contracting. The firm has certified qualifications in consultation (1st Class), engineering design (1st Class), engineering management (1st Class), and bidding agency (1st Class). ZEP was founded in 2002 with direct support from relevant state departments to assist with the development needs of the Chinese market. The management team has in-depth industry knowledge and broad based engineering management experience.

SES Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries and its ability to diversify, its ability to complete the expansion of the ZZ project, its ability to obtain the necessary approvals and permits for future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project, its ability to negotiate the terms of the conversion of the Yima project from methanol to glycol, the sufficiency of internal controls and procedures and the ability of SES to grow its business as a result of the ZJX/China Energy transaction, its proposed India and China platform initiatives, as well as its joint venture with Midas Resource Partners. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Important Notice from SES

In connection with the proposed ZJX/China Energy transaction, SES has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and intends to mail the definitive proxy statement to the stockholders of SES. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of SES in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statement to be filed by SES with the SEC.

You may obtain the preliminary statement and, when available, the definitive proxy statement, for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

Contact:

Synthesis Energy Systems, Inc.	MBS Value Partners, LLC
Kevin Kelly	Matthew D. Haines
Chief Accounting Officer	Managing Director
(713) 579-0600	(212) 710-9686
Kevin.Kelly@synthesisenergy.com	Matt.Haines@mbsvalue.com